EXHIBIT 5.1

August 18, 2020

Broadwind, Inc.

3240 S. Central Avenue

Cicero, IL 60804

Re: Broadwind, Inc.

REGISTRATION STATEMENT ON FORM S-3 (File No. 333- )

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Broadwind, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the offering of up to $75,000,000 of any combination of : (i) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”), (iii) warrants, including warrants to purchase Preferred Stock, Common Stock or other securities of the Company (“Warrants”), (iv) stock purchase contracts (“Stock Purchase Contracts”), and (v) stock purchase units (“Stock Purchase Units”). The Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);

(iii)	the Second Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”); and

(iv)	certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We further assume that all Offered Securities will be issued and sold in compliance with applicable federal and state securities law.

Our opinions set forth herein are limited to the provisions of the Delaware General Corporation Law that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	With respect to any offering of Common Stock by the Company (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if such Offered Common Stock is to be issued upon conversion or exercise of any other Offered Security, such Offered Common Stock is issued in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, in accordance with applicable provisions of law; and (vii) certificates in the form required under the Delaware General Corporation Law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Offered Security, including any Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement (or, if issued upon conversion or exercise in accordance with applicable terms), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration paid therefor is not less than $0.001 per share of Common Stock.

2.	With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the Delaware General Corporation Law (the “Certificate of Designation”) in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has become effective; (vi) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the Delaware General Corporation Law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration paid therefor is not less than $0.001 per share of Preferred Stock.

3.	With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) each warrant agreement in respect of such Offered Warrants has been duly authorized, executed and delivered by each party thereto and to the extent that the obligations of the Company under any such Offered Warrant may depend upon such matters, each of the parties thereto (other than the Company) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such warrant agreement; that such warrant agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such warrant agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement to be entered into in connection with the issuance of such Offered Warrants so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed in accordance with the provisions of the applicable warrant agreement to be entered into in connection with the issuance of such Offered Warrants and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waiver of any usury defense contained in the applicable warrant agreement which may be unenforceable, (e) requirements that a claim with respect to any Offered Warrants denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.	With respect to the Stock Purchase Contracts (the “Offered Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Contracts and related matters; (v) each Stock Purchase Contract agreement in respect of such Offered Contracts has been duly authorized, executed and delivered by each party thereto and to the extent that the obligations of the Company under any such Offered Contract may depend upon such matters, each of the parties thereto (other than the Company) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Offered Contract; that such Offered Contract has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Offered Contract, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Offered Contract; (vi) the terms of the Offered Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract agreement to be entered into in connection with the issuance of such Offered Contracts so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if the Offered Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above (other than (vii) thereof) have been taken; (viii) if the Offered Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above (other than (vii) thereof) have been taken; (ix) certificates, if any, representing such Offered Contracts have been duly executed, countersigned and registered in accordance with such Offered Contracts; and (x) the Offered Contracts have been duly executed in accordance with the provisions of the applicable Stock Purchase Contract agreement to be entered into in connection with the issuance of such Offered Contracts and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Contract, when issued and sold in accordance with the applicable Stock Purchase Contract agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waiver of any usury defense contained in the Stock Purchase Contract agreement which may be unenforceable, (e) requirements that a claim with respect to any Offered Contracts denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

5.	With respect to the Stock Purchase Units (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and related matters; (v) each Stock Purchase Unit agreement in respect of such Offered Units has been duly authorized, executed and delivered by each party thereto and to the extent that the obligations of the Company under any such Stock Purchase Unit agreement may depend upon such matters, each of the parties thereto (other than the Company) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Stock Purchase Unit agreement; that such Stock Purchase Unit agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Stock Purchase Unit agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Stock Purchase Unit agreement; (vi) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Unit agreement to be entered into in connection with the issuance of such Offered Units so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if the Offered Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above (other than (vii) thereof) have been taken; (viii) if the Offered Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above (other than (vii) thereof) have been taken; (ix) certificates, if any, representing such Offered Units have been duly executed, countersigned and registered in accordance with such Offered Units; and (x) the Offered Units have been duly executed in accordance with the provisions of the applicable Stock Purchase Unit agreement to be entered into in connection with the issuance of such Offered Units and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Units, when issued and sold in accordance with the applicable Stock Purchase Unit agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waiver of any usury defense contained in the Stock Purchase Unit agreement which may be unenforceable, (e) requirements that a claim with respect to any Offered Units denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

This opinion may only be used, quoted or relied upon for the purpose of complying with the Act in connection with the filing of the Registration Statement and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent. Please note that we are opining only to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

Very truly yours,

/s/ Thompson Coburn LLP